  As filed with the Securities and Exchange Commission on November 26, 1997
                                                        Registration No. 2-33339

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 -------------


                        POST-EFFECTIVE AMENDMENT NO. 31
                                       To
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                 -------------

                                 NBD Bank, N.A.
                         RETIREMENT PLAN AND TRUST FOR
                           SELF-EMPLOYED INDIVIDUALS
                           (Identification of Trust)



              MICHIGAN                                         38-6097482
    (State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                        Identification No.)


                             NBD Bank, as Trustee
                              Retirement Services
                                  611 Woodward
                            Detroit, Michigan 48226
                                 (313) 225-1000
           (Address, including zip code, and telephone number, including area code, of Trustee)


                        MARY JO GRASSNIG, Vice President
                                    NBD Bank
                              Retirement Services
                                  611 Woodward
                            Detroit, Michigan 48226
                                 (313) 225-1000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 -------------

                                  with copy to
                              VERNE C. HAMPTON II
                  Dickinson, Wright, Moon, Van Dusen & Freeman
                           500 Woodward - Suite 4000
                            Detroit, Michigan 48226

                          DEREGISTRATION OF SECURITIES

                         DEREGISTRATION OF UNSOLD UNITS


     In 1969, National Bank of Detroit (now NBD Bank), as trustee (the "Trustee"), filed a Registration Statement (No.2-33339) on Form S-1 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such Registration Statement, as amended by Post-Effective Amendment Nos. 1-30, related to the registration of an indeterminate number of units of participation ("Units") in three collective investment funds maintained by the Trustee for the collective investment of assets of employee benefits plans of self-employed individuals and their employees. This collective investment fund was established by a Declaration of Trust last amended in 1994 and called the NBD Bank, N. A. Retirement Plan and Trust for Self-Employed Individuals (the "Fund"). Pursuant to resolution dated July 21, 1997 of its board of directors, the Trustee terminated the Fund effective September 30, 1997 (the "Termination Date"). Accordingly, the Trustee hereby deregisters all Units previously registered under the Registration Statement that were unsold as of the Termination Date.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Trustee has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan, on the 26th day of November, 1997.


                                     NBD Bank, Trustee under NBD Bank, N.A.
                                     Retirement Plan and Trust for Self-Employed
                                     Individuals


                                     By  /s/  Mary Jo Grassnig
                                        -----------------------------------
                                               Mary Jo Grassnig
                                               Vice President